Exhibit 99.1

 Annaly Capital Management, Inc. Reports 3rd Quarter Core EPS of $0.31;
      Continued Performance Improvement Through Turbulent Markets

    NEW YORK--(BUSINESS WIRE)--Oct. 29, 2007--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended September 30, 2007 of $102.5 million or $0.31 per average share available to common shareholders as compared to Core Earnings of $34.9 million or $0.16 per average share available to common shareholders for the quarter ended September 30, 2006 and Core Earnings of $79.1 million or $0.28 per average share available to common shareholders for the quarter ended June 30, 2007. "Core Earnings" represents a non-GAAP measure and is defined as net income
(loss) excluding impairment losses and gains or losses on sales of securities and termination of interest rate swaps. On a GAAP basis, the net income for the quarter ended September 30, 2007 was $108.3 million or $0.33 basic net income per average share available to common shareholders, as compared to a net income of $42.9 million or $0.21 basic net income per average share available to common shareholders for the quarter ended September 30, 2006 and net income of $85.7 million or $0.30 basic net income per average share available to common shareholders for the quarter ended June 30, 2007.

    During the quarter ended September 30, 2007, the Company sold $1.8 billion of Mortgage-Backed Securities, resulting in a realized gain of $3.8 million. In addition the Company had a $2.0 million gain on the termination of interest rate swaps with a notional value of $600 million. During the quarter ended September 30, 2006, the Company sold $484 million of Mortgage-Backed Securities, resulting in a realized loss of $446,000. In addition, the Company had an $8.4 million gain on the termination of interest rate swaps with a notional value of $895 million. During the quarter ended June 30, 2007, the Company sold $1.4 billion of Mortgage-Backed Securities, resulting in a realized gain of $7.3 million.

    Common dividends declared for the quarter ended September 30, 2007 were $0.26 per share, as compared to $0.14 per share for the quarter ended September 30, 2006 and $0.24 per share for the quarter ended June 30, 2007. The annualized dividend yield on the Company's common stock for the quarter ended September 30, 2007, based on the September 28, 2007 closing price of $15.93, was 6.53%. On a Core Earnings basis, the Company provided an annualized return on average equity of 11.44% for the quarter ended September 30, 2007, as compared to 6.29% for the quarter ended September 30, 2006, and 9.68% for the quarter ended June 30, 2007. On a GAAP basis, the Company provided an annualized return on average equity of 12.09% for the quarter ended September 30, 2007, as compared to 7.72% for the quarter ended September 30, 2006, and 10.49% for the quarter ended June 30, 2007.

    As previously announced, subsequent to quarter-end the Company completed a public offering of 71,300,000 shares of common stock. The estimated net proceeds of the offering, including the exercise of the underwriters' over-allotment option, were approximately $1.0 billion, net of offering expenses.

    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter's results. "The Annaly team has done a terrific job navigating through a difficult market environment by prudently executing our investment strategy and focusing on only the highest quality assets. Our ability to improve our portfolio through utilizing the proceeds of successful capital raises has been an important element in our performance. Broad market conditions remain uncertain, but we believe that the portfolio steps we have taken have positioned us to perform in a range of possible outcomes and that our investing discipline will continue to reward long-term investors."

    For the quarter ended September 30, 2007, the annualized yield on average earning assets was 5.84% and the annualized cost of funds on the average repurchase balance was 5.17%, which equates to an interest rate spread of 0.67%. This is a 35 basis point increase over the 0.32% annualized interest rate spread for the quarter ended September 30, 2006 and a 7 basis point increase over the 0.60% annualized interest rate spread for the quarter ended June 30, 2007. For the quarter ended September 30, 2006, the annualized yield on average earning assets was 5.44% and the annualized cost of funds on the average repurchase balance was 5.12%. For the quarter ended June 30, 2007, the annualized yield on average earning assets was 5.73% and the annualized cost of funds on the average repurchase balance was 5.13%. At September 30, 2007, the weighted average yield on assets was 5.74% and the cost of funds was 4.99%, which equates to an interest rate spread of 0.75%. Leverage at September 30, 2007 was 9.9:1, in comparison to 9.6:1 at September 30, 2006 and 11.2:1 at June 30, 2007.

    Fixed rate securities comprised 71% of the Company's portfolio at September 30, 2007. The balance of the portfolio was comprised of 22% adjustable rate mortgages and 7% LIBOR floating rate collateralized mortgage obligations. At September 30, 2007, the Company had entered into interest rate swaps with a notional amount of $14.7 billion. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company's cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment. The Company has continued to avoid the introduction of credit risk into its portfolio. As of September 30, 2007, substantially all of the assets in the Company's portfolio were FNMA, GNMA and FHLMC mortgage-backed securities and agency debentures, which carry an actual or implied "AAA" rating.

    "The investing environment is attractive for our strategy," said Wellington Denahan-Norris, Annaly's Vice Chairman, Chief Investment Officer and Chief Operating Officer. "The combination of wider spreads on Agency mortgage-backed securities and somewhat lower cost of funds following the Fed ease on September 18, 2007 enables us to deploy the proceeds of our recent stock offerings at accretive levels. After taking into account the effect of interest rate swaps, at September 30, 2007, our portfolio of short duration assets was effectively comprised of 38% fixed-rate, 22% adjustable-rate and 40% floating-rate exposure, which is consistent with the historical composition of our portfolio in our barbell strategy."

    The following table summarizes portfolio information for the
Company:



                                  September 30, September 30, June 30,
                                      2007          2006        2007
                                  ------------- ------------- --------
Leverage at period-end                    9.9:1         9.6:1   11.2:1
Fixed-rate investment securities
 as % of portfolio                          71%           71%      76%
Adjustable-rate investment
 securities as % of portfolio               22%           20%      19%
Floating-rate investment
 securities as % of portfolio                7%            9%       5%
Notional amount of interest rate
 swaps as % of portfolio                    33%           32%      33%
Annualized yield on average
 earning assets during the quarter        5.84%         5.44%    5.73%
Annualized cost of funds on
 average repurchase balance during
 the quarter                              5.17%         5.12%    5.13%
Annualized interest rate spread
 during the quarter                       0.67%         0.32%    0.60%
Weighted average yield on assets
 at period-end                            5.74%         5.58%    5.71%
Weighted average cost of funds at
 period-end                               4.99%         5.12%    5.10%
Interest rate spread at period-end        0.75%         0.46%    0.61%


    The Constant Prepayment Rate was 14% during the third quarter of 2007, as compared to 16% during the third quarter of 2006, and 15% during the second quarter of 2007. The weighted average cost basis was
100.5 at September 30, 2007. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended September 30, 2007, September 30, 2006 and June 30, 2007 was $16.9 million, $14.9 million, and $16.7 million, respectively. The total net premium remaining unamortized at September 30, 2007, September 30, 2006 and June 30, 2007 was $229.7 million, $139.7 million, and $211.4 million, respectively.

    General and administrative expenses as a percentage of average assets were 0.16%, 0.18%, and 0.12% for the quarters ended September 30, 2007, September 30, 2006, and June 30, 2007, respectively. At September 30, 2007, September 30, 2006, and June 30, 2007 the Company had a common stock book value per share of $11.36, $11.26 and $10.52, respectively.

    At September 30, 2007, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.5 billion in net assets and $13.9 billion in gross assets, as compared to $2.6 billion in net assets and $14.6 billion in gross assets at September 30, 2006 and $2.6 billion in net assets and $15.7 billion in gross assets at June 30, 2007. For the quarter ended September 30, 2007, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.4 million, as compared to $4.3 million for the quarter ended September 30, 2006 and $4.5 million for the quarter ended June 30, 2007. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.

    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 401,809,203 shares of common stock outstanding.

    The Company will hold the third quarter 2007 earnings conference call on Tuesday, October 30, 2007 at 10:00 a.m. EST. The number to call is 866-825-3209 for domestic calls and 617-213-8061 for international calls and the pass code is 76424167. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 72272256. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC's clients of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)


                                September 30,  June 30,   March 31,
                                    2007         2007         2007
                                 (Unaudited)  (Unaudited) (Unaudited)
                                ------------- ----------- ------------

ASSETS

Cash and cash equivalents         $    90,028 $    91,781 $    96,610
Mortgage-Backed Securities, at
 fair value                        44,641,352  38,603,002  39,176,227
Agency debentures, at fair value      249,281     150,507      54,421
Trading securities, at fair
 value                                 10,987      12,131       7,872
Receivable for Mortgage-Backed
 Securities sold                      516,140           -      28,643
Accrued interest receivable           235,787     197,060     179,816
Receivable for advisory and
 service fees                           2,933       2,954       2,949
Intangible for customer
 relationships                         10,178      10,513      10,849
Goodwill                               22,966      22,966      22,966
Interest rate swaps, at fair
 value                                      -      93,404       1,028
Other assets                            3,026       3,146       3,138
                                ------------- ----------- ------------

Total assets                      $45,782,678 $39,187,464 $39,584,519
                                ============= =========== ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements           $40,140,113 $35,093,856 $33,348,011
  Payable for Investment
   Securities purchased             1,169,324     744,027   2,590,429
  Trading securities sold, not
   yet purchased, at fair value        26,823      37,734      39,679
  Accrued interest payable            148,462     104,456      79,362
  Dividends payable                    85,932      64,652      52,577
  Accounts payable and other
   liabilities                         25,237      14,520       7,942
  Interest rate swaps, at fair
   value                              142,061         838      42,871
                                ------------- ----------- ------------
Total liabilities                  41,737,952  36,060,083  36,160,871
                                ------------- ----------- ------------

Minority interest in equity of
 consolidated affiliate                 1,329       5,623       5,610
                                ------------- ----------- ------------

 6.00% Series B Cumulative
  Convertible Preferred Stock:
  4,600,000 shares authorized,
  issued and outstanding
                                      111,466     111,466     111,466
                                ------------- ----------- ------------

Stockholders' Equity:
 7.875% Series A Cumulative
  Redeemable Preferred Stock:
  7,637,500 authorized,
  7,412,500 shares issued and
  outstanding
                                      177,088     177,088     177,088
 Common stock: par value $.01
  per share; 487,762,500
  authorized, 330,509,203,
  269,385,348, 262,887,391,
  205,345,591 and 204,845,591
  outstanding, respectively
                                        3,305       2,694       2,629
 Additional paid-in capital         4,270,330   3,447,964   3,352,417
 Accumulated other comprehensive
  loss                              (385,960)   (467,640)    (60,040)
 Accumulated deficit                (132,832)   (149,814)   (165,522)
                                ------------- ----------- ------------

Total stockholders' equity          3,931,931   3,010,292   3,306,572
                                ------------- ----------- ------------

Total liabilities, minority
 interest, Series B Cumulative
 Convertible Preferred Stock and
 stockholders' equity             $45,782,678 $39,187,464 $39,584,519
                                ============= =========== ============

(1) Derived from the audited consolidated financial statements at December 31, 2006.

           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)


                                               December    September
                                                  31,       30, 2006
                                                2006(1)    (Unaudited)
                                             ------------ ------------

ASSETS

Cash and cash equivalents                     $    91,782  $    66,844
Mortgage-Backed Securities, at fair value      30,167,509   28,348,027
Agency debentures, at fair value                   49,500            -
Trading securities, at fair value                  18,365       23,409
Receivable for Mortgage-Backed Securities
 sold                                             200,535        5,325
Accrued interest receivable                       146,089      130,348
Receivable for advisory and service fees            3,178        3,124
Intangible for customer relationships              11,184       11,662
Goodwill                                           22,966       22,966
Interest rate swaps, at fair value                  2,558            -
Other assets                                        2,314        2,679
                                             ------------ ------------

Total assets                                  $30,715,980  $28,614,384
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                       $27,514,020  $24,901,420
  Payable for Investment Securities purchased 338,172 942,871 Trading securities sold, not yet purchased,
   at fair value                                   41,948       29,740
  Accrued interest payable                         83,998       66,547
  Dividends payable                                39,016       30,403
  Accounts payable and other liabilities           18,816       13,367
  Interest rate swaps, at fair value               20,179       30,333
                                             ------------ ------------
Total liabilities                              28,056,149   26,014,681
                                             ------------ ------------

Minority interest in equity of consolidated
 affiliate                                          5,324        5,028
                                             ------------ ------------

 6.00% Series B Cumulative Convertible
  Preferred Stock: 4,600,000 shares
  authorized, issued and outstanding
                                                  111,466      111,466
                                             ------------ ------------

Stockholders' Equity:
 7.875% Series A Cumulative Redeemable
  Preferred Stock: 7,637,500 authorized,
  7,412,500 shares issued and outstanding
                                                  177,088      177,088
 Common stock: par value $.01 per share;
  487,762,500 authorized, 330,509,203,
  269,385,348, 262,887,391, 205,345,591 and
  204,845,591 outstanding, respectively
                                                    2,053        2,048
 Additional paid-in capital                     2,615,016    2,607,995
 Accumulated other comprehensive loss            (76,112)    (119,973)
 Accumulated deficit                            (175,004)    (183,949)
                                             ------------ ------------

Total stockholders' equity                      2,543,041    2,483,209
                                             ------------ ------------

Total liabilities, minority interest, Series
 B Cumulative Convertible Preferred Stock and
 stockholders' equity                         $30,715,980  $28,614,384
                                             ============ ============

(1) Derived from the audited consolidated financial statements at December 31, 2006.




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)


                                       For the quarters ended
                                September    June 30,     March 31,
                                    30,
                                   2007         2007         2007
                               ------------ ------------ -------------
Interest income                $    628,696 $    556,262 $    449,564

Interest expense                    519,118      468,748      380,164
                               ------------ ------------ -------------

Net interest income                 109,578       87,514       69,400
                               ------------ ------------ -------------

Other income
  Investment advisory and
   service fees                       5,464        5,366        5,562
  Gain (loss) on sale of
   Mortgage-Backed Securities         3,795        7,293        6,145
  Gain on termination of
   interest rate swaps                2,029            -           67
  Income from trading
   securities                         8,288          243        3,429
  Loss on other-than-
   temporarily impaired
   securities                             -        (698)        (491)
                               ------------ ------------ -------------
     Total other income              19,576       12,204       14,712
                               ------------ ------------ -------------

Expenses
  Distribution fees                   1,100          861          904
  General and administrative
   expenses                          17,334       12,272       12,886
                               ------------ ------------ -------------
     Total expenses                  18,434       13,133       13,790
                               ------------ ------------ -------------

Income before income taxes and
 minority interest                  110,720       86,585       70,322

Income taxes                          2,327          839        2,604
                               ------------ ------------ -------------

Income before minority interest     108,393       85,746       67,718

Minority interest                       106           13          286
                               ------------ ------------ -------------

Net income                          108,287       85,733       67,432
                               ------------ ------------ -------------

Dividend on preferred stock           5,373        5,373        5,373
                               ------------ ------------ -------------

Net income available to common
 shareholders                  $    102,914 $     80,360 $     62,059
                               ============ ============ =============

Net income available per share
 to common shareholders:
  Basic                        $       0.33 $       0.30 $       0.29
                               ============ ============ =============
  Diluted                      $       0.32 $       0.30 $       0.28
                               ============ ============ =============

Weighted average number of
 shares outstanding:
  Basic                         315,969,814  264,990,422  217,490,205
                               ============ ============ =============
  Diluted                       324,614,534  273,578,836  225,928,127
                               ============ ============ =============

Net income                     $    108,287 $     85,733 $     67,432
                               ------------ ------------ -------------
Comprehensive income (loss)
  Unrealized gain (loss) on
   available-for-sale
   securities                       320,102    (535,413)       45,948
  Unrealized (loss) gain on
   interest rate swaps            (232,598)      134,408     (24,155)
  Reclassification adjustment
   for gains included in net
   income
                                    (5,824)      (6,595)      (5,721)
                               ------------ ------------ -------------
   Other comprehensive income
    (loss)                           81,680    (407,600)       16,072
                               ------------ ------------ -------------
Comprehensive income (loss)    $    189,967   ($321,867) $     83,504
                               ============ ============ =============

           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)


                                              For the quarters ended
                                             December 31,  September
                                                              30,
                                                 2006         2006
                                            ------------- ------------
Interest income                              $    407,092 $    339,737

Interest expense                                  349,302      295,726
                                            ------------- ------------

Net interest income                                57,790       44,011
                                            ------------- ------------

Other income
  Investment advisory and service fees              5,178        4,966
  Gain (loss) on sale of Mortgage-Backed
   Securities                                       4,829        (446)
  Gain on termination of interest rate swaps        2,260        8,414
  Income from trading securities                    3,382          612
  Loss on other-than-temporarily impaired
   securities                                     (5,504)            -
                                            ------------- ------------
     Total other income                            10,145       13,546
                                            ------------- ------------

Expenses
  Distribution fees                                   795          724
  General and administrative expenses              12,219       11,682
                                            ------------- ------------
     Total expenses                                13,014       12,406
                                            ------------- ------------

Income before income taxes and minority
 interest                                          54,921       45,151

Income taxes                                        1,288        2,273
                                            ------------- ------------

Income before minority interest                    53,633       42,878

Minority interest                                     296           28
                                            ------------- ------------

Net income                                         53,337       42,850
                                            ------------- ------------

Dividend on preferred stock                         5,373        5,373
                                            ------------- ------------

Net income available to common shareholders  $     47,964 $     37,477
                                            ============= ============

Net income available per share to common
 shareholders:
  Basic                                      $       0.23 $       0.21
                                            ============= ============
  Diluted                                    $       0.23 $       0.20
                                            ============= ============

Weighted average number of shares
 outstanding:
  Basic                                       205,092,330  181,767,106
                                            ============= ============
  Diluted                                     213,455,555  189,952,159
                                            ============= ============

Net income                                   $     53,337 $     42,850
                                            ------------- ------------
Comprehensive income (loss)
  Unrealized gain (loss) on available-for-
   sale securities                                 35,979      400,261
  Unrealized (loss) gain on interest rate
   swaps                                           14,971    (127,354)
  Reclassification adjustment for gains
   included in net income
                                                  (7,089)      (7,968)
                                            ------------- ------------
   Other comprehensive income (loss)               43,861      264,939
                                            ------------- ------------
Comprehensive income (loss)                  $     97,198 $    307,789
                                            ============= ============




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)


                                             For the nine months ended
                                              September    September
                                                  30,          30,
                                                 2007         2006
                                             ------------ ------------

Interest income                              $  1,634,522 $    814,790

Interest expense                                1,368,030      705,711
                                             ------------ ------------

Net interest income                               266,492      109,079
                                             ------------ ------------

Other income (loss)
  Investment advisory and service fees             16,392       17,173
  Gain (loss) on sale of Mortgage-Backed
   Securities                                      17,233      (8,691)
  Gain on termination of interest rate swaps        2,096        8,414
  Income from trading securities                   11,960          612
  Loss on other-than-temporarily impaired
   securities                                     (1,189)     (46,844)
                                             ------------ ------------

     Total other income (loss)                     46,492     (29,336)
                                             ------------ ------------

Expenses
  Distribution fees                                 2,865        2,649
  General and administrative expenses              42,492       27,844
                                             ------------ ------------

     Total expenses                                45,357       30,493
                                             ------------ ------------

Impairment of intangible for customer
 relationships                                          -        2,493
                                             ------------ ------------

Income before income taxes and minority
 interest                                         267,627       46,757
                                             ------------ ------------

Income taxes                                        5,770        6,250
                                             ------------ ------------

Income before minority interest                   261,857       40,507

Minority interest                                     405           28
                                             ------------ ------------

Net income                                        261,452       40,479
                                             ------------ ------------

Dividend on preferred stock                        16,119       14,184
                                             ------------ ------------

Net income available to common shareholders  $    245,333 $     26,295
                                             ============ ============

Net income per share available to common
 shareholders:
  Basic                                      $       0.92 $       0.17
                                             ============ ============

  Diluted                                    $       0.91 $       0.16
                                             ============ ============

Weighted average number of shares
 outstanding:
  Basic                                       266,510,879  155,054,308
                                             ============ ============

  Diluted                                     275,146,595  160,211,191
                                             ============ ============

Net income                                   $    261,452 $     40,479
                                             ------------ ------------
Comprehensive (loss) income
  Unrealized (loss) gain on available-for-
   sale securities                              (169,363)       61,399
  Unrealized loss on interest rate swaps        (122,345)     (21,376)
  Reclassification adjustment for net gains
   (losses) included in net income               (18,140)       47,121
                                             ------------ ------------
  Other comprehensive (loss) gain               (309,848)       87,144
                                             ------------ ------------
 Comprehensive (loss) income                    ($48,396) $    127,623
                                             ============ ============

    CONTACT: Annaly Capital Management, Inc.
             Investor Relations
             1- (888) 8Annaly
             www.annaly.com